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                                                                  Exhibit 10.17


                       CITADEL COMMUNICATIONS CORPORATION

                    AMENDMENTS TO 1996 EQUITY INCENTIVE PLAN

         Effective as of December 6, 2000, Section 4.1 of the Citadel Communications Corporation 1996 Equity Incentive Plan was amended to provide:

         4.1 General. Awards may be granted only to an individual who is an employee (including an employee who also is an officer or director), officer, director, consultant, independent contractor, or adviser of the Company or a Subsidiary, as determined by the Board.

         Effective as of December 6, 2000, Section 5.2 of the Citadel Communications Corporation 1996 Equity Incentive Plan was amended to provide:

         5.2 Authority of Board. The Board has the power, authority, and discretion, subject to the terms hereof, but which may be delegated by the Board to one or more of its members and to one or more agents as it may deem advisable to:

         (a) Designate Participants;

         (b) Determine the type or types of Awards to be granted to each Participant;

         (c) Determine the number of Awards to be granted and the number of shares of Stock subject to an Award;

         (d) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

         (e) Determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award and accelerations or waivers thereof, and any modification or amendment of any Award previously granted, based in each case on such considerations as the Board in its sole discretion determines;

         (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

         (g) Decide all other matters that must be determined in connection with an Award;

         (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

         (i) Interpret the Plan, any Award, and any Award Agreement in its discretion; and

         (j) Make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan.